Exhibit 10.1

625 WESTPORT PKWY., GRAPEVINE, TX. 76051 P: 817 424 2000 F: 817 424 2002

September 20, 2019
Mr. Daniel A. DeMatteo
625 Westport Parkway
Grapevine, Texas 76051
RE:    Amendment to Executive Employment Agreement
Dear Dan:
This letter agreement (this “Amendment”) amends the Executive Employment Agreement dated May 10, 2013, as amended March 1, 2018 and May 31, 2018 (the “Employment Agreement”) between you (“Executive”) and GameStop Corp. (the “Company”) as follows:
The reference to “$500,000” in Section 3(a) of the Employment Agreement is hereby changed to “$300,000,” effective September 15, 2019 (the “Effective Date”).
For the avoidance of doubt, your bonus opportunity for fiscal year 2019 will be determined as a weighted average of: (i) for the portion of fiscal year 2019 preceding the Effective Date, your target annual bonus opportunity as in effect prior to the Effective Date, and (ii) for the remaining portion of fiscal year 2019 commencing with the Effective Date, your target annual bonus opportunity as determined based on the new salary level described above.
Except as otherwise set forth in this Amendment, all of the terms and conditions of the Employment Agreement remain unchanged.
To confirm your agreement with the foregoing, please countersign this Amendment in the space below provided.
GAMESTOP CORP.

/s/ George Sherman
George Sherman
Chief Executive Officer

Agreed on September 27, 2019:

/s/ Daniel A. DeMatteo
Daniel A. DeMatteo